Exhibit 10.4

LEASE AGREEMENT

     THIS LEASE AGREEMENT (the “Lease”) made effective the 10 day of December, 2004, between MC WEENEY SMITH PARTNERSHIP, a Florida general partnership, whose address is c/o Jack Smith, 320 Running Wind Lane, Maitland, Florida 32751, hereinafter referred to as the “Landlord”, which term shall mean and include its successors and assigns, wherever the context hereinafter so requires or admits; and CMS of Central Florida, Inc., whose address is 751 Central Park Drive, Sanford, Florida 32771, hereinafter sometimes referred to as “Tenant”, which term shall mean and include the said Tenant and its successors and assigns wherever the context hereinafter so requires or admits.

W I T N E S S E T H :

     That in consideration of the covenants and conditions herein contained and in consideration of the rents herein reserved to be paid by the Tenant, the said Landlord does hereby covenant, stipulate and agree to and with the Tenant as follows:

     1.     Description of Premises. Landlord leases to Tenant the premises located at 751 Central Park Drive (determined by Postal Service), Sanford, Florida 32771 (“Premises” or “Demised Premises”), which contain approximately 12,000 square feet, and which are depicted in Exhibit “A.” The Premises are located in the Building on the property more particularly described as follows: Lot 33, Sanford Central Park Phase II, Plat Book 54, Page 8 thru 10, Seminole County, Florida (the “Property”).

2.	Term. The term of this Lease is for five (5) years beginning July 1, 2000. Tenant has given notice that they have exercised the option to renew this lease for an additional five (5) years, which would begin on July 1, 2005, with the same terms and conditions, except that at the commencement of the renewal term the rental shall be increased by 3% and shall increase annually thereafter at the rate of 5% per annum.

3.	Rent. The base rent due and payable by Tenant hereunder is as follows:

Period	Annual Rent	Monthly Rent	Monthly CAM	Sales Tax	Total
Year 5	$74,280	$6,190	$1,355	$528	$8,073
*Year 6	$76,510	$6,375	$1,355	$541	$8,272
Year 7	$80,330	$6,695	TDA	TDA	TDA
Year 8	$84,350	$7,029	TDA	TDA	TDA
Year 9	$88,570	$7,380	TDA	TDA	TDA
Year 10	$93,000	$7,750	TDA	TDA	TDA

     In addition to the base rent, Tenant shall pay real estate Taxes, Insurance premiums and Common Expenses as described in Paragraph 12 of this Lease (CAM). The term of current lease is through June 30, 2005. The CAM will change yearly depending on insurance cost or building and property tax. The base rental shall be based upon the actual rentable square footage of the Premises, which is approximately 12,000 square feet. Tenant shall pay Landlord the first month’s rent upon execution of this Lease, and succeeding payments shall be due in advance on the first day of each month thereafter during the term of the lease. Rent for any partial month at the beginning or end of the term shall be prorated. All rental payments shall be made to Landlord at the address specified above. Tenant shall pay the rent as specified herein and in paragraph 4 hereof. In addition, Tenant shall pay any sales or use taxes that arise in connection with the rental of the property.

     4. Additional Rent. All Taxes, Insurance premiums, Common Expenses, and expenses that Tenant assumes or agrees to pay hereunder, together with all interest and penalties that may accrue thereon in the event of the failure of Tenant to pay those items, and all other damages, costs, expenses, and sums that Landlord may suffer or incur, or that may become due, by reason of any default of Tenant or failure by Tenant to comply with the terms and conditions of this Lease, shall be deemed to be additional rent, and, in the event of nonpayment, Landlord shall have all the rights and remedies as herein provided for failure to pay rent.

     5. Security Deposit. Tenant shall be required to pay a deposit to the Landlord at the time of the execution of this Lease.

     6. Use. The Tenant may use the premises for assembly and distribution and accompanying office use.

     7. Restriction on Use. Tenant shall not use the premises in any manner that will result in a cancellation of any insurance policy, even if such use may be in furtherance of Tenant’s business purposes. Tenant shall not keep, use, or sell anything prohibited by any policy of fire insurance covering the premises, and shall comply with all requirements of the insurers applicable to the premises necessary to keep in force the fire and liability insurance.

     8. Waste, Nuisance, or Unlawful Activity. Tenant shall not allow any waste or nuisance on the premises. Tenant shall neither use nor occupy the demised premises or any part thereof for any unlawful, disreputable, or ultrahazardous business purpose nor operate or conduct its business in a manner constituting a nuisance of any kind. Tenant shall immediately, on discovery of any unlawful, disreputable, or ultrahazardous use, take action to halt such activity.

     9. Compliance With Laws. The Tenant shall promptly and fully comply with all laws, rules, ordinances and regulations of any and all duly constituted authorities having jurisdiction, concerning or affecting the demised premises and the operations of the Tenant’s business thereon.

     10. Easements, Agreements, or Encumbrances. The parties shall be bound by all existing easements, agreements, and encumbrances of record relating to the demised premises, and Landlord shall not be liable to Tenant for any damages resulting from any action taken by a holder of an interest pursuant to the rights of that holder thereunder.

     11. Utilities. All applications and connections for necessary utility services on the demised premises shall be made in the name of Tenant only, and Tenant shall be solely liable for utility charges as they become due, including those for sewer, water, gas, electricity, and telephone services.

     12. Common Expenses, Taxes and Insurance. Tenant shall pay Landlord, throughout the term of this Lease, in addition to the base rent and as additional rent due hereunder, all Common Expenses, Taxes and Insurance as such terms are defined below. The Landlord may, at its option, estimate its annual costs of such Common Expenses, Taxes and Insurance and Tenant shall pay one-twelfth of Tenant’s Share of such estimated annual costs on the same date monthly rent is due. In such event, Landlord shall determine its actual annual costs of Common Expenses, Taxes and Insurance at the end of each calendar year and shall notify Tenant of any adjustments due, which shall be paid by or credited to Tenant, as the case may be, within thirty (30) days after such notice. If Landlord does not elect to collect monthly estimated costs, the Tenant shall pay to Landlord the Prorate Share of actual Common Expenses, Taxes and Insurance within thirty (30) days after Landlord’s billing thereof. Tenant shall also pay sales tax due on such additional rent. Such costs shall be prorated for any partial calendar year at the beginning or end of the lease term.

          Common Expenses shall include the total cost of all maintenance, repair and replacement which Landlord performs or causes to be performed to or for the benefit of the common area including the cost of water, sewer and other utilities used for the common area and the cost of landscaping and grounds keeping and the cost of service contracts and other obligations related to the maintenance, repair and operation of the common area and the cost of water, sewer and trash removal provided to the Premises and to all other rentable areas in the Building. Common Expenses shall also include the cost of maintenance, repair and replacement which Landlord performs or causes to be performed to or for the benefit of other amenities and improvements for the common use or benefit of occupants of the Building including landscaping, irrigation and grounds keeping of entrance medians and signs, roadways, drainage retention areas and the cost of service contracts and other obligations related to the maintenance, repair and operation of such amenities and improvements. Landlord shall maintain accurate records concerning the Common Expenses, which Tenant may examine during Landlord’s normal business hours at Landlord’s office upon reasonable notice not more frequently than quarterly.

     Taxes shall include the total amount of all real estate taxes and assessments levied or imposed upon the Property by any governmental authority having jurisdiction thereover. Tenant shall also pay personal property taxes assessed or imposed in connection with all personal property of Tenant maintained in, upon or about the Premises.

     Insurance shall include the total costs incurred by Landlord for casualty and liability insurance regarding the Property including coverage against loss or damage by fire and such other risks as of now or hereafter under so-called “all risk” insurance coverage in common use in the Central Florida Area and including, if Landlord deems necessary, coverage for loss of rent, earthquake, flood and sink-hole damage.

     13. Fire Insurance. The Landlord shall, procure, and at all tunes during the term of this Lease and any renewal or extension thereof, maintain fire and extended coverage insurance on the buildings and improvements located upon the demised premises in an amount not less than one hundred percent (100%) of the full insurable value thereof, in a company or companies acceptable to Landlord licensed and authorized to do insurance business in the State of Florida. The Tenant shall provide insurance for its personal property and trade fixtures brought onto the Premises.

     14. Licenses and Permits. The Tenant shall pay for all licenses and permits required by law for the operation by the Tenant of its business on the demised premises during the continuance of the term of this Lease or any renewal or extension thereof, and the Landlord shall not be liable or responsible for any part thereof.

     15. Alterations, Additions, and Improvements.

          (a) Tenant may at any time during the lease term, subject to the conditions set forth below and at its own expense, make any alterations, additions or improvements in and to the demised premises. Alterations shall be performed in a workmanlike manner and shall not weaken or impair the structural strength, or lessen the value, of the building on the premises, or change the purpose for which the building, or any part thereof, may be used.

          (b) Conditions with respect to alterations, additions or improvements are as follows:

               (i) Before commencement of any work all plans and specifications shall be filed with and approved by all governmental departments or authorities having jurisdiction and any public utility company having an interest therein, and all work shall be done in accordance with requirements of local regulations. The plans and specifications for any alteration, addition or improvement shall be submitted to Landlord for approval prior to commencing work.

               (ii) Prior to the commencement of any work, Tenant shall pay the amount of any increase in premiums on insurance policies provided for herein because of endorsements to be made covering the risk during the course of work.

          (c) All alterations, additions and improvements on or in the demised premises at the commencement of the term, and that may be erected or installed during the term, shall become part of the demised premises and the sole property of the Landlord, except that all movable trade fixtures shall be and remain the property of Tenant.

     16. Repairs and Maintenance. Tenant shall, at all times during the lease and at its own cost and expense, maintain the demised premises (including the air conditioning, heating, plumbing and electrical systems) and keep them in good repair and shall use all reasonable precautions to prevent waste, damage, or injury to the demised premises. Provided, however, that Landlord shall, at its own cost and expense, make all structural repairs and maintain and repair the roof and the exterior of the demised premises (with the exception of plate glass windows and doors). Tenant shall be responsible for structural repairs necessitated by any improvements or alterations made to the premises by the Tenant and for any repairs to the exterior caused by the negligence or misuse by the Tenant, its agents, employees or invitees.

     17. Parking. Landlord shall provide, for the nonexclusive use of Landlord and Tenant herein and other tenants of the building, of which the said demised premises are a part, if any, and their agents, employees and invitees, a parking area as shown and delineated upon the plans of said building by which said building has been built. Landlord reserves the right and privilege at any and all times to assign and reassign specific parking spaces in said parking area to Tenant and to the other tenants in said Building. It is further mutually understood and agreed that Landlord shall have the right, privilege and option at any time to alter all or any part of said parking area.

     18. Acceptance of Premises. Landlord represents that the premises are in fit condition for use by Tenant. Acceptance of the premises by Tenant shall be construed as recognition that the premises are in a good state of repair and in sanitary condition, and Tenant will accept the premises in their improved condition after a walk-through with punch list items per Improvement Plans as described in Paragraph 45(a) below.

     19. Quiet Enjoyment. The Landlord covenants and agrees that it has the full and unrestricted right and lawful authority to enter into this Lease. Tenant, upon paying said rent and other charges herein and otherwise fully and punctually performing all the other terms and conditions imposed on Tenant, shall and may peaceably and quietly have, hold and enjoy the premises hereby demised for the term aforesaid free from disturbance by the Landlord or anyone claiming by, through or under the Landlord.

     20. Access to Premises. Tenant shall permit Landlord or its agents to enter the demised premises at all reasonable hours to inspect the premises to determine whether the Tenant is complying with the provisions of this Lease, and for the purpose of doing any other lawful acts necessary to protect the Landlord’s interest in the premises.

     21. Insurance and Indemnity. The Tenant shall indemnify, save and hold harmless the Landlord from and against any and all claims, or liability for injury or damage to any person or property occurring in or about the premises occurring during the term of this Lease, when such injury or damage shall be caused in whole or in part by the act, neglect, fault of or omission of any duty of same by Tenant, its agents, servants, employees and invitees.

     The Tenant shall, at its own expense, procure, and at all times during the term of this Lease continue in force and effect:

         (a) Broad form comprehensive general liability insurance including: (i) premises/operations, (ii) products/completed operations hazard, (iii) broad form contractual, and (iv) personal injury, including death. This general liability insurance shall include limits of liability of not less than One Million Dollars ($1,000,000.00) combined single limits for bodily injury and property damage.

         (b) Worker’s compensation insurance with statutory limits of liability.

         (c) Such additional insurance which Landlord may require, in its discretion, from time to time.

     Certificates of insurance in form acceptable to Landlord shall be provided to Landlord at the commencement of the term. The insurance policies shall name the Landlord and Tenant as insured and shall provide that the policies may not be canceled or materially altered until at least thirty (30) days’ prior written notice has been given to the Landlord. The insurance carriers providing such insurance shall have no less than “A” rating according to A. M. Best’s rating and shall be authorized to do business in Florida. Nothing contained herein shall absolve Landlord for any injuries or damage caused by Landlord’s negligence or the negligence of Landlord’s agents, servants or employees.

     22. Tenant’s Property. Any property brought onto the demised premises by the Tenant shall be at the sole risk of the Tenant. By signing this Lease the Tenant agrees that upon surrender or abandonment of the demised premises, as defined by Florida Statutes, the Landlord shall not be liable or responsible for the storage or disposition of the Tenant’s personal property.

     23. Destruction of Premises. If the Premises shall be destroyed or damaged by fire or other casualty during the term of this Lease, to the extent so that said premises shall be unfit, in whole or in part, for the occupancy thereof by Tenant, the Landlord shall have the right to rebuild and repair within 120-days after casualty the leased premises to substantially conform to the premises as were in existence prior to the damage or destruction, and to apply the proceeds of insurance provided by Tenant against the costs thereof; provided that in the event Landlord elects not to restore or rebuild said premises that Landlord shall furnish to Tenant written notice of such election not to proceed within fifteen (15) days of the date of damage or destruction to said premises.

     If  Landlord elects not to restore or rebuild and has furnished the notice as provided herein, then Tenant shall have the right but not the obligation to restore or rebuild said premises and shall have full use of the total insurance proceeds available by virtue of the damage or destruction to the premises.

     If  Tenant elects to restore or rebuild said premises, Tenant shall furnish to Landlord notice in writing of such election within fifteen (15) days from date of receipt of Landlord’s notice not to restore or rebuild. If Tenant rebuilds the rent shall continue as before.

     If  neither Landlord nor Tenant elects to restore or rebuild within the time provided for herein, then this Lease shall terminate and Tenant shall vacate the premises within thirty (30) days from date of such termination and the insurance proceeds shall be the Landlord’s.

     If such restoration or rebuilding shall be performed by Landlord or Tenant, such work shall be commenced not later than thirty (30) days after the event of such damage or destruction if performed by Landlord, and within fifteen (15) days of the receipt of election not to restore or rebuild if performed by Tenant. The party performing such restoration or rebuilding shall thereafter prosecute the work with diligence to completion, the same in any event to be completed within a reasonable time.

     In the event of total destruction of the building improvements or such damage thereto as shall render the same unfit for the carrying on of Tenant’s business on the demised premises, the payment of rent shall cease until the building is rebuilt or until both parties elect not to rebuild. Rental shall again commence in full if and when the improvements shall have been substantially completed.

     In the event of partial destruction or such damage that the business of Tenant may continue to be carried on without substantial interruption, and with or without temporary repair, the rent shall continue and not be abated.

     In the event of the partial destruction or damage to the premises so that the business of Tenant may be carried on but with substantial impairment, the rent shall be adjusted pro rata to abate that part of the rent attributable to the unfit portion for that period of time.

     24. Condemnation. If the whole of the demised premises shall be taken for any public or quasi public use under any statute by right of eminent domain, or if any part of the demised premises is so taken and the part not so taken is insufficient for the operation of Tenant’s business, this Lease and the term granted by it shall cease and expire as respects the entire demised premises on the date when possession shall be given by Tenant. All rents and other charges shall be prorated and paid to that date, and Landlord shall refund to Tenant all rents and other charges paid by Tenant in respect of any periods subsequent to such date. The Landlord shall be entitled to all proceeds of any condemnation; provided, however, that this provision shall not prohibit Tenant from prosecuting by separate action against the condemning authority any claim it may have for business damages.

     25. Construction Liens. The Tenant shall not do or suffer anything to be done whereby the land and building of which the demised premises are a part may be encumbered by any construction or mechanic’s lien, and shall, whenever and as often as any construction or mechanic’s lien is filed against the said land and building purporting to be for labor or materials furnished or to be furnished to the Tenant, discharge the same of record within ten (10) days after the date of filing. Notice is hereby given that the Landlord shall not be liable for any labor or materials furnished or to be furnished to the Tenant upon credit, and that no construction or mechanic’s or other lien for any such labor or materials shall attach to or affect the reversionary or other estate or interest of the Landlord in and to the land and building of which the premises herein demised are a part.

     26. Landlord’s Lien. Except for purchase money liens and liens which are perfected prior to the time the personal property comes onto the premises, the Landlord shall have the first lien paramount to all others on every right and interest of the Tenant in and to this Lease and on the buildings now or hereafter constructed on the premises, and on the personal property of the Tenant which may be contained within the premises, which lien is granted for the purpose of securing the payment of rent, taxes, assessments, charges, liens, penalties and damages herein covenanted to be paid by the Tenant, and for the purpose of securing the performance of any and all of the covenants, conditions and obligations arising under this Lease, the same to be performed and observed by the Tenant.

     27. Subordination. This Lease shall be subject and subordinate at all times to any and all mortgages that now or may encumber the demised premises and to any renewal, modification, consolidation, replacement, and extension of any such mortgage; provided that the holder of any such mortgage shall enter into a written agreement with Tenant to the effect that in the event of foreclosure or other action taken under the mortgage by the holder of the mortgage, this Lease and the rights of the Tenant under it shall not be disturbed but shall continue in full force and effect so long as Tenant shall not be in default. The Tenant shall execute any instrument subordinating the interest of Tenant under this Lease to the lien of such mortgage that Landlord or the mortgagee may at any time desire, and Tenant shall duly comply with all of the provisions of any mortgage to which this Lease is subordinate, except the payment of interest and principal thereunder.

     28. Assignment, Sublease, or License. Tenant shall not assign or sublease the premises, or any right or privilege connected therewith, or allow any other person except agents and employees of Tenant to occupy the premises or any part thereof without first obtaining the written consent of Landlord. A consent by Landlord shall not be a consent to a subsequent assignment, sublease, or occupation by other persons. An unauthorized assignment, sublease, or license to occupy by Tenant shall be void and shall terminate the lease at the option of Landlord. The interest of Tenant in this Lease is not assignable by operation of law without the written consent of Landlord. Landlord agrees that written consent will not be unreasonably withheld regarding assignment or subleasing of the premises provided that Tenant shall at all times remain primarily liable. For the purpose hereof, the transfer of a majority of the issued and outstanding capital stock of any corporate Tenant, or of a majority of the total interests of any partnership Tenant, however accomplished, shall be deemed to be an assignment of this Lease.

     29. Hazardous Substances.

           (a) Indemnification. Tenant hereby agrees to indemnify Landlord and hold Landlord harmless from and against any and all losses, liabilities, damages, injuries, expenses, and costs, including, without limitation, reasonable attorneys’ fees, of any settlement, judgment, or claims of any and every kind whatsoever paid, incurred, suffered by, or asserted against,

Landlord, by any person, entity or governmental agency, for, with respect to, or as a direct or indirect result of, the presence on or under, or the escape, seepage, leakage, spillage, emission, discharge or release from the Premises of any Hazardous Substances.

     This indemnification shall specifically include, without limitation, any losses, liabilities, damage, injuries, expenses, and costs, including, without limitation, reasonable attorney’s fees, of any settlement or judgment or claims asserted or arising under the Comprehensive Environmental Response, Compensation and Liability Act, the Superfund Amendment and Reauthorization Act, the Resource Conservation Recovery Act, the Federal Water Pollution Control Act, the Federal Environmental Pesticides Act, the Clean Water Act, the Clean Air Act, any so called federal, state or local “Superfund” or “Superlien” statute, or any other Federal or State statute, law, ordinance, code, rule, regulation, order or decree (all as amended) regulating, relating to or imposing liability or standards of conduct concerning any Hazardous Substances.

     Provided, however, the indemnification herein, must arise out of (i) the presence or suspected presence on or under the Premises of any Hazardous Substances, or any release or discharge of any Hazardous Substances on, under or from the Premises, which condition exists during the term of this Lease, as the same may be extended, and which are caused by the Tenant, its employees, agents or invitees, or (ii) any activity carried on or undertaken on or off the Premises during the term of the Lease, as the same may be extended, whether by Tenant or any employees, agents, contractors or subcontractors of Tenant, in connection with the handling, treatment, removal, storage, decontamination, clean-up, transport or disposal of any Hazardous Substances located in, on or under the Premises.

         (b) Definition of Hazardous Substances. For purposes of this Lease, the term “Hazardous Substances” shall mean and include those elements or compounds which are contained in the list of hazardous substances adopted by the United States Environmental Protection Agency (“EPA”) and the list of toxic pollutants designated by Congress or the EPA or defined by any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability (including strict liability) or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereinafter in effect.

         (c) Notification. If Tenant receives any notice or knowledge of (i) the occurrence of any event involving the use, spill, release, leak, seepage, discharge or cleanup of any Hazardous Substance, or (ii) any complaint, order, citation or other notice with regard to air emissions, water discharges, or any other environmental, health or safety matter affecting Tenant or the Premises (an “Environmental Complaint”) from any person or entity (including, without limitation, the EPA) then Tenant shall immediately notify Landlord orally and in writing of any such notice, and, if the Environmental Complaint is in writing, shall immediately deliver a copy of the Environmental Complaint to Landlord.

         (d) Landlord’s Right to Act. Landlord shall have the right, but not the obligation, to enter onto the Premises or to take such other actions as it deems necessary or advisable to cleanup, remove, resolve or minimize the impact of, or otherwise deal with, any such Hazardous Substance or Environmental Complaint following receipt of any notice from any person or entity (including, without limitation, the EPA) asserting the existence of any Hazardous Substance or an Environmental Complaint pertaining to the Premises or any part thereof which, if true, could result in an order, suit or other action against Landlord and/or which, in the sole opinion of Landlord, could have an adverse impact on the value of the Premises or otherwise jeopardize Landlord’s ownership of the Premises. Any funds of Landlord used for any purpose referred to in this subparagraph shall become additional rent and shall be payable to Landlord on demand.

         (e) Survival. The provisions of this Section shall survive the termination of this Lease.

     30. Default or Breach. Each of the following events shall constitute a default or breach of this Lease by Tenant:

         (a) If Tenant shall file a petition in bankruptcy or insolvency or for reorganization under any bankruptcy act, or shall voluntarily take advantage of any such act by answer or otherwise, or shall make an assignment for the benefit of creditors.

         (b) If involuntary proceedings under any bankruptcy law or insolvency act shall be instituted against Tenant, or if a receiver or trustee shall be appointed for all or substantially all of the property of Tenant, and such proceedings shall not be dismissed or the receivership or trusteeship vacated within twenty (20) days after the institution or appointment.

         (c) If Tenant shall fail to pay Landlord any rent or additional rent when the rent shall become due and shall not make the payment within five (5) days after the date said rent shall be due.

         (d) If Tenant shall fail to perform or comply with any of the conditions of this Lease other than the nonpayment of rent and if the nonperformance shall continue for a period of twenty (20) days after notice thereof by Landlord to Tenant, or, if the performance cannot be reasonably had within the twenty (20) day period, Tenant shall not in good faith have commenced performance within the twenty (20) day period and shall not diligently proceed to completion of performance.

         (e) If Tenant shall vacate or abandon the demised premises.

         (f) If this Lease or the estate of Tenant hereunder shall be transferred to or shall pass to or devolve on any other person or party, except in the manner herein permitted.

         (g) If Tenant fails to take possession of the demised premises on the term commencement date.

     31. Remedies for Tenant’s Default. If the Tenant shall make any default hereunder, the Landlord shall have the following remedies in its sole discretion in addition to any other remedies permitted at law or in equity:

         (a) Bring suit for the breach, which has occurred without affecting the obligations of the parties to perform the balance of the lease.

         (b) Declare the entire rental for the balance of the term of this Lease due and payable.

         (c) Reenter the premises without being liable for damage therefor, and relet the property, or any part thereof, or operate the same, with or without the Tenant’s furnishings, for the balance of the term and receive rents therefor and apply the same first to the payment of expenses of reasonable redecorating and making necessary repairs to the premises, attorneys’ fees, brokers’ commissions, advertising and all other reasonable expenses of the Landlord in reentering the premises and reletting the premises; and second, to the payment of the rent hereunder.

         (d) Terminate this Lease by giving the Tenant written notice of termination which shall not excuse breaches of this Lease which have already occurred. Termination may occur only by written notice.

     32. Landlord’s Right to Perform. Except as otherwise provided herein, if the Tenant fails to perform any of the covenants required to be performed by Tenant, and such failure continues after notice as provided in paragraph 31 herein, then Landlord may, but shall not be required to perform such act or thing with respect to which Tenant is in default, at the expense of Tenant. Tenant shall repay such expense to Landlord. Any act or thing done by Landlord pursuant to the provisions hereof shall not be construed a waiver of any such default by Tenant or waiver of any covenant, term, or condition of this lease, or of any other right or remedy of Landlord. Notice to Tenant shall not be required if the period for notice provided in paragraph 31 or any other paragraph of this lease will jeopardize the premises or the rights of the Landlord.

     33. Force Majeure. If any part of the demised premises is destroyed or damaged by fire or any other cause, or if any other casualty or unforeseen occurrence renders the fulfillment of this Lease by the Landlord impossible, then this Lease shall be terminated, the Tenant shall be liable for rent, charges for support personnel and services, additional utility charges which have accrued only as of the time of termination; provided, however, if such impossibility of performance shall be due to the act or omissions of Tenant, its agents, employees, members, licensees or invitees, then Tenant shall be liable for the entire rent charged hereunder as well as all accrued charges in addition to such other damages as may result from such acts or omissions. Tenant hereby waives any claim for damages or compensation from Landlord on account of such termination.

     34. Late Fee and Interest on Overdue Rent. Tenant shall pay a late fee of $75.00 for each installment of rent that is more than ten (10) days overdue. Such late fee shall compensate Landlord for additional processing fees involved. All rent overdue shall bear interest at the rate of twelve percent (12%) per annum, after it has been due and payable for ten (10) days.

     35. Attorneys’ Fees. In the case of the failure of either party hereto to perform and comply with any of the covenants and conditions hereof within the time herein specified, and the said rent, or damages for the breach of any covenant or condition, is enforced or collected by suit or through an attorney at law, whether suit be brought or not, the party so failing to perform and comply hereby agrees to pay to the other party hereto a reasonable sum of money for attorneys’ fees, together with the costs, charges, and expenses of such collection or other enforcement of rights in any suit, or otherwise. The prevailing party in any such litigation shall be entitled to attorneys’ fees from the non-prevailing party.

     36. Waiver. The failure of either of the parties hereto in one or more instances to insist upon strict performance or observance of one or more of the covenants or conditions hereof, or to exercise any remedy, privilege, or option herein conferred upon or reserved to such party, shall not operate and not be construed as a relinquishment or waiver for the future of such covenant or condition or of the right to enforce the same or to exercise such privilege, option, or remedy, but the same shall continue in full force and effect.

     37. Surrender of Possession. Tenant shall, on the last day of the term, or on earlier termination and forfeiture of the lease, peaceably and quietly surrender and deliver the demised premises to Landlord free of subtenancies, including all buildings, additions, and improvements constructed or placed thereon by Tenant, except movable trade fixtures, all in good condition and repair. Tenant shall, if not in default hereunder, remove its equipment, goods, trade fixtures and effects and those of all persons claiming by, through or under it, provided that such removal does not cause irreparable damage to the premises. Any trade fixtures or personal property not used in connection with the operation of the demised premises and belonging to Tenant, if not removed at the termination, and if Landlord shall so elect, shall be deemed abandoned and become the property of Landlord without any payment or offset therefor. Landlord may remove such fixtures or property from the demised premises and store them at the risk and expense of Tenant if Landlord shall not so elect. Tenant shall repair and restore all damage to the demised premises caused by the removal of equipment, trade fixtures, and personal property. Tenant, if requested by Landlord, shall remove all business signs placed on the premises by Tenant and restore the portion of the premises on which they were placed in the same condition as when received.

     38. Holding Over. The failure of Tenant to surrender the demised premises on the termination of the lease term, or any renewals thereof, and the subsequent holding over by Tenant, with or without the consent of Landlord, shall result in the creation of a tenancy at will at a monthly rental of the last monthly rental due under the terms of this Lease payable on the first day of each month in which the Tenant holds over. Should a tenancy at will be created under the provisions of this section, the tenancy may subsequently be terminated by either party hereto by that party giving thirty (30) days’ written notice of the intention to terminate the tenancy to the other party to this Lease. This provision does not give Tenant any right to hold over at the expiration of this term, and all other terms and conditions of this Lease shall remain in force during any tenancy at will created by any holding over by Tenant.

     39. Notices. All notices to be given with respect to this Lease shall be in writing. Notices may be hand delivered, may be sent by registered or certified mail, postage prepaid and return receipt requested, or may be sent by overnight delivery by a commercial delivery service to the party to be notified at the address set forth herein or at such other address as either party may from time to time designate in writing.

     Notices shall be deemed given when actually received; provided, however, notice if not sooner received shall be deemed to have been given three (3) days after it is deposited in the United States mails if deposited in the manner prescribed herein. Nothing herein shall be construed to preclude personal service of any notice in the manner prescribed for personal service of a summons or other legal process.

     40. Total Agreement; Applicable to Successors. This Lease contains the entire agreement between the parties and cannot be changed or terminated except by a written instrument subsequently executed by the parties hereto. This Lease and the terms and conditions hereof apply to and are binding upon the successors and assigns of both parties.

     41. Applicable Law. This Lease shall be governed by and construed in accordance with the laws of the State of Florida.

     42. Time of the Essence. Time is of the essence and in all provisions of this Lease.

     43. Severability. If any term or provision of this Lease shall to any extent be held to be invalid or unenforceable under the applicable law, the remaining provisions of this Lease shall not be affected thereby but shall remain in full force and effect.

     44. Brokerage. None.

     45. Special Clauses.

           (a) Tenant Improvements. Landlord shall prepare plans and specifications for improvements to the Premises (the “Tenant Improvements”) which plans and specifications shall be approved by Landlord and Tenant within fifteen (15) days from execution of this Lease (the “Improvement Plans”). Landlord shall cause the Premises to be improved in accordance with the Improvement Plans. Landlord shall pay for the cost of such Tenant Improvements up to an allowance of $150,000. Should the cost of improving the Premises in accordance with the Improvement Plans exceed such allowance or should Tenant make changes to the Improvement Plans, which increases the cost of Tenant Improvements, Tenant shall pay such excess costs at or prior to Tenant’s occupancy of the Premises. Landlord shall be responsible for increase or excess costs of Tenant Improvements to the extent caused by changes to the Improvement Plans required by governmental authority and not initially included in the design prepared by Landlord’s contractor.

           (b) Rules and Regulations. Tenant shall abide by all rules and regulations governing the Property, which rules and regulations shall be established by Landlord.

     IN WITNESS WHEREOF, the Landlord and Tenant have hereunto set their hands and seals, all as of the day and year first above written.

Witnesses:	LANDLORD:

MC WEENEY SMITH PARTNERSHIP
/s/

/s/
	BY:	/s/ Jack Smith

Jack Smith, General Partner

TENANT:

/s/	CMS of Central Florida, Inc.

/s/
	By:	/s/ Adam Blumenfeld

	Printed Name:	Adam Blumenfeld

	Title:	President